FS Ascent Investments LLC

Maximum $6,250,000

7.5% Notes Due December 31, 2001
Loan Agreement
Date: December 29, 2000

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

1.1 Definitions

1.2 Rules of Construction

ARTICLE II

AMOUNT AND TERMS OF NOTES

2.1 Commitment to Lend; Loans

2.2 Evidence of Debt

2.3 Making of Loans

2.4 Interest and Principal Payments

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Organization and Existence, etc.

3.2 Subsidiaries

3.3 Capitalization

3.4 Authorization; Binding Obligations

3.5 Compliance with Instruments, etc.

3.6 Litigation

3.7 No Business Activities

3.8 Offering

3.9 Priority

3.10 Loans to Ascent

ARTICLE IV

CONDITIONS OF OBLIGATIONS OF THE LENDER

4.1 Conditions to Lender's Obligations on the First Loan Date

4.2 Conditions Precedent to Each Loan

4.3 Cooperation

ARTICLE V

ARTICLE VI

AFFIRMATIVE COVENANTS OF THE COMPANY

6.1 Use of Proceeds

6.2 Mandatory Prepayments Under the Ascent Loan Agreement

6.3 Further Assurances

6.4 Termination

ARTICLE VII

NEGATIVE COVENANTS

7.1 Borrowed Money Indebtedness

7.2 Liens

7.3 Contingent Liabilities

7.4 Mergers, Consolidations and Dispositions and Acquisitions of Assets

7.5 Nature of Business

7.6 Loans and Investments

7.7 Organizational Documents

7.8 Subsidiaries

7.9 Termination

ARTICLE VIII

DEFAULTS AND REMEDIES

8.1 Events of Default

8.2 Acceleration

8.3 Other Remedies

8.4 Waiver of Past Defaults

ARTICLE IX

RESTRICTIONS ON TRANSFER

9.1 Securities Laws Restrictions on Transfer

9.2 Restrictive Legend

9.3 Additional Restrictions

ARTICLE X

AMENDMENT, SUPPLEMENT AND WAIVER

10.1 With Consent of Holders of the Note

ARTICLE XI

MISCELLANEOUS

11.1 Notices

11.2 Duplicate Originals

11.3 Governing Law

11.4 No Adverse Interpretation of Other Agreements

11.5 Successors and Assigns

11.6 Separability

11.7 Headings, etc.

11.8 Confidentiality

11.9 Parent Guarantee

11.10 Lender Representatives and Warranties

LOAN AGREEMENT (the "Agreement") dated as of December 29, 2000 among and FS Ascent Investments LLC, a Delaware limited liability company (the "Company "), Alpharma USPD Inc., a Maryland corporation (the "Lender"), and Alpharma Inc., a Delaware corporation (the "Parent").

WHEREAS, the Lender has agreed to loan to the Company an aggregate of up to $6,250,000 from time to time upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

ARTICLE IDEFINITIONS AND INCORPORATION BY REFERENCE

1.1 Definitions.

"Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

"Ascent" means Ascent Pediatrics, Inc., a Delaware corporation.

"Ascent Loan Agreement" means the Loan Agreement dated the date hereof between Ascent and the Borrower.

"Ascent Security Agreement" means the Security Agreement dated the date hereof between Ascent and the Borrower.

"Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver trustee, assignee, liquidator or similar official under any Bankruptcy Law.

"Borrowed Money Indebtedness" means, with respect to any Person, without duplication:

(a) all obligations of such Person for borrowed money;

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person;

(d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payment for services to employees and former employees incurred in the ordinary course of such Person's business);

(e) all capital lease obligations;

(f) all obligations of others secured by any Lien on Property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(g) all outstanding letters of credit, surety bonds and currency swap or similar agreements issued for the account of such Person; and

(h) all guarantees of such Person for obligations of the type described above.

"Business Day" means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in Boston, Massachusetts or New York, New York.

"Capital Stock" means any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.

"Closing Date" means January 2, 2001.

"Collateral" has the meaning set forth in the Security Agreement.

"Company" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor to such party.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default (as defined in Article VIII of this Agreement).

"Derivative Securities" has the meaning set forth in Section 3.3(a) of this Agreement.

"Encumbrance" has the meaning set forth in Section 3.4(a) of this Agreement.

"Event of Default" has the meaning set forth in Section 8.1 of this Agreement.

"Fifth Amendment" means the Fifth Amendment dated as of December 29, 2000 to the Securities Purchase Agreement dated as of May 13, 1998, as amended, by and among Ascent and the Purchasers named therein.

"First Loan" has the meaning set forth in Section 2.3 of this Agreement.

"First Loan Date" has the meaning set forth in Section 2.3 of this Agreement.

"GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

"Holder" means the Lender and any other Person to whom all or a portion of the Note is transferred in accordance with Article XI of this Agreement.

"Indebtedness" means and includes:

(a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus reserves and deferred credits);

(b) all guaranties, letter of credit, contingent reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others; and

(c) all indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the indebtedness secured thereby shall been assumed.

"Investment" means the purchase or other acquisition of any Indebtedness of, or the making of any loan, advance or capital contribution to, or the incurring of any liability, contingent or otherwise, in respect of the Indebtedness of, any Person.

"Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

"LLC Agreement" means the Limited Liability Company Agreement dated as of December 28, 2000 of the Company.

"Loan" means any borrowing by the Company from the Lender of up to a maximum principal amount of $6,250,000 pursuant to Section 2.1 and the other terms and conditions of this Agreement.

"Loan Date" has the meaning set forth in Section 2.3 of this Agreement.

"Maturity Date" means the earliest of (i) the Maturity Date (as defined in the Ascent Loan Agreement), (ii) the Demand Date (as defined in the Ascent Loan Agreement) or (iii) the date on which payment is required pursuant to Section 2.5 of the Ascent Loan Agreement; provided, however, in no event shall the Maturity Date be later than June 30, 2002.

"Note" means the note to be issued by the Company to the Lender pursuant to Section 2.2(a) of this Agreement, substantially in the form attached hereto as Exhibit A, evidencing the maximum principal amount of the Loans; provided however, that in the event that the Lender exchanges all or a portion of the Note for one or more Notes in accordance with Section 2.2(c) of this Agreement or transfer all or a portion of the Note in accordance with Article XI, all references to the Note in this Agreement shall be deemed to include the Notes issued by the Company upon such exchange or transfer.

"Notice of Borrowing" has the meaning set forth in Section 2.3 of this Agreement.

"Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

"Permitted Investments" means:

(a) readily marketable securities issued or fully guaranteed by the United States of America with maturities of not more than one year;

(b) commercial paper rated "Prime 1" by Moody's Investors Services, Inc. or "A-1" by Standard and Poor's Rating Services with maturities of not more than 180 days;

(c) certificates of deposit or repurchase obligations issued by any bank organized under the laws of the United States of America or any state thereof having capital surplus of at least $100,000,000 or by any other financial institution acceptable to the Requisite Holders, all of the foregoing not having a maturity of more than one year from the date of issuance thereof; and

(d) other Investments not exceeding, in the aggregate, $50,000 in any fiscal year; and

(e) loans to, or investments in, Ascent pursuant to the Ascent Loan Agreement and the Fifth Amendment (and the securities issued pursuant to the Fifth Amendment).

"Permitted Liens" means each of the following:

(a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;

(b) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a material adverse affect on the value or utility of the applicable Property;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (ii) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, but not, in any of the cases specified in this clause (ii), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase of Property;

(d) attachments, judgments and other similar Liens arising in connection with the court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserve made therefor in accordance with GAAP;

(e) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;

(f) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of Property subject to any such restriction or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, if any;

(g) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (j) of this Section; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets (and, in the case of clause (e), categories of Property or assets) covered by the Lien extended, renewed or replaced; and

(h) the Liens created by the Security Agreement.

"Person" means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

"Requisite Holders" means Holders of more than 50% of the aggregate principal amount of the Note outstanding at any time.

"Securities Act" means the Securities Act of 1933, as amended.

"Security Agreement" means the Security Agreement dated the date hereof between the Company and the Lender.

"Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

The term "to the knowledge of" or derivatives thereof shall mean the actual knowledge of the Manager of the Company.

1.2 Rules of Construction.

Unless the context otherwise requires:

a. a term has the meaning assigned to it;

b. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

c. "or" is not exclusive;

d. words in the singular include the plural and in the plural include the singular;

e. provisions apply to successive events and transactions; and

f. "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE IIAMOUNT AND TERMS OF NOTES

2.1 Commitment to Lend; Loans. On the terms and subject to the conditions contained in this Agreement (including, without limitation, Section 2.3(b) of this Agreement), the Lender agrees to make one or more Loans to the Company from time to time on any Business Day on or after January 2, 2001 and prior to December 31, 2001. The maximum principal amount of Loans outstanding at any time shall not exceed $6,250,000 at any time. Amounts repaid pursuant to Sections 2.4(b) may not be reborrowed by the Company. The Lender shall (i) have no obligation to make more than one Loan in any one calendar month and (ii) have no obligation to make any Loans to the Company prior to January 2, 2001 or after December 31, 2001.

2.2 Evidence of Debt.

(a) On the First Loan Date, Lender shall receive from the Company the Note evidencing the maximum aggregate principal amount of the Loans.

(b) There shall be attached to the Note, and maintained by the Company, a register in which the Company shall, from time to time, record (i) the date and amount of each Loan under the Note, (ii) the date and amount of any interest payments due under the Note and (iii) the date and amount of any principal and interest payments made by the Company under the Note. The entries made in the register by the Company shall be conclusive and binding for all purposes, absent manifest error.

2.3 Making of Loans. The Lender agrees to make each Loan upon receipt of a notice of borrowing in the form of Exhibit B (a "Notice of Borrowing") specifying the amount of the proposed Loan given by the Company to the Lender not later than 10:00 am (New York time) on the fifth Business Day prior to the date of the proposed Loan, except with respect to the first Loan hereunder which shall be in the principal amount of $2,000,000 (the "First Loan") and which shall be made by the Lender to the Company on January 2, 2001 (the "First Loan Date") and shall be made without any requirement that the Company deliver a Notice of Borrowing. Subject to the terms and conditions of this Agreement, upon the date of a proposed Loan (a "Loan Date"), the Lender shall make available for the account of the Company in accordance with the bank wire instructions contained in such Notice of Borrowing, immediately available funds in the amount of the Loan. Each Loan shall be in an aggregate amount of not less than $500,000 or a multiple of $100,000 in excess thereof and not more than $1,000,000; provided, however, the Loans requested in the months of February, 2001 and March, 2001 may be in an aggregate amount of not more than $1,500,000 per month. Each Notice of Borrowing shall be irrevocable and binding upon the Company. The Company shall indemnify the Lender against any loss, cost or expense including, without limitation, the cost of Lender funds on its credit facilities, incurred by the Lender if a proposed Loan requested in a Notice of Borrowing is not made by the Lender because the conditions precedent to such Loan as set forth in Section 4.1 or 4.2 or of this Agreement were not satisfied or waived.

2.4 Interest and Principal Payments.

(a) The Company shall accrue interest on the unpaid principal amount of each Loan from the date of the making thereof until the principal amount thereof shall be paid in full at a rate of 7.5% per annum. Interest shall be due and payable by the Company with respect to each Loan quarterly in arrears on the last day of each of March, June, September and December. All amounts paid shall first be applied to any accrued but unpaid interest. All payments required to be made by the Company under this Agreement shall be paid to the Lender to an account of the Lender designated to the Company in writing.

(b) On or prior to the Maturity Date, the Company may prepay all or a portion of the outstanding principal amount of the Note, together with any accrued and unpaid interest thereon to the date of such prepayment, in its sole discretion on no more than one occasion in each calendar quarter on the last Business Day of such calendar quarter. The Company shall repay the outstanding aggregate principal amount of the Note, together with any accrued and unpaid interest thereon, on the Maturity Date.

(c) If any required payment of principal or interest is not paid when due, whether at stated maturity, by acceleration or otherwise, the interest rate applicable to the amount of any such payment shall be the 7.5% per annum provided above plus an additional 2% per annum, all payable on demand.

2.5 Ascent Loan Agreement.

(a) In the event that (i) Ascent completes the procedures enumerated in Article 2 of the Ascent Loan Agreement to request a Loan thereunder and has fulfilled all conditions to such Loans and (ii) the Company fails to request a Loan for the corresponding amount pursuant to the terms of this Agreement within five Business Days of receiving the Notice of Borrowing under the Ascent Loan Agreement, Ascent may submit a Notice of Borrowing under this Agreement for the purpose of requesting a Loan under the terms of this Agreement. In such case, the Lender shall treat such Notice of Borrowing as if it had been delivered by the Company. Any Loan advanced pursuant to a Notice of Borrowing delivered by Ascent pursuant to this Section 2.5 shall be advanced directly to Ascent and will be credited on the Note to the Company. The Company waives the right to contest a Notice of Borrowing given by Ascent pursuant to this Section 2.5(a).

(b) In the event that (i) the Company completes the procedures enumerated in Article 2 of this Agreement to request a Loan and has fulfilled all conditions to such Loan and (ii) the Lender fails to deliver such Loan on the Loan Date, then Ascent shall have the option to enforce any remedies possessed by the Company under this Agreement.

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Lender as follows:

3.1 Organization and Existence, etc. The Company (a) is a limited liability company validly organized and existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and (b) is duly qualified to do business and is in good standing (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise.

3.2 Subsidiaries. The Company has no Subsidiaries and owns no securities of other corporations or entities other than Permitted Investments.

3.3 Capitalization.

(a) As of the date hereof, (i) the Company's Capital Stock are as set forth in the LLC Agreement; and (ii) the Company has outstanding no securities which are convertible into or exercisable or exchangeable for Capital Stock ("Derivative Securities") .

(b) All the Company's Capital Stock are free of preemptive and similar rights and have been offered, issued, sold and delivered by the Company in transactions in compliance with the applicable federal, state and foreign securities laws. There are no outstanding agreements or commitments requiring the Company to issue Capital Stock or Derivative Securities.

3.4 Authorization; Binding Obligations.

(a) The Company has full power and authority to execute, deliver and perform this Agreement, the Note and the Security Agreement and such other documents furnished or to be furnished by the Company hereunder. This Agreement, the Note and the Security Agreement have each been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and subject to the approval by the stockholders described above. The issuance, offering and sale of the Notes pursuant to this Agreement, the compliance by the Company with the provisions of this Agreement and the Notes and the consummation of the other transactions contemplated hereby or thereby will not result in the creation or imposition of any lien, charge, security interest or encumbrance (collectively "Encumbrance") upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) LLC Agreement, (ii) any contract or other agreement to which the Company is a party or by which the Company or any of its respective properties is bound, or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of the Company.

(b) The Note has been duly authorized for issuance. When the Note has been duly executed and delivered by the Company in accordance with this Agreement, the Note will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

3.5 Compliance with Instruments, etc. The Company is not in breach or violation of, or in default under, any term or provision of (i) its LLC Agreement, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, debt instrument or other agreement or instrument to which it is a party or by which it is bound or to which any of its Property is subject or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective activities.

3.6 Litigation. There are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, or any actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Note.

3.7 No Business Activities. The Company was formed on December 28, 2000. Prior to the date of this Agreement, the Company has undertaken no business or commercial activities. Immediately prior to the First Loan Date, the total assets of the Company will consist of $1,000 in cash.

3.8 Offering. Subject to the Lender's representations and warranties in Section 11.10, the offer, sale and issuance of the Securities to the Lender as contemplated by this Agreement are not subject to the registration requirements of the Securities Act and neither the Company, nor anyone acting on its behalf, has taken or will take any action that would cause such registration requirements to be applicable.

3.9 Priority. The security interest under the Security Agreement is a valid and perfected security interest in the Collateral referred to therein, securing the obligations secured thereby, and such security interest is subject to no Liens that are prior to, on a parity with or junior to such Security Interest other than Permitted Liens, and the Security Agreement is enforceable as security for the obligations secured thereby in accordance with its terms against the Company, subject to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

3.10 Loans to Ascent. The aggregate principal amount of Loans outstanding hereunder will, at all times (subject to delays due to fund transfers), be equal to the aggregate principal amount of the Loans outstanding under the Ascent Loan Agreement.

ARTICLE IVCONDITIONS OF OBLIGATIONS OF THE LENDER

4.1 Conditions to Lender's Obligations on the First Loan Date. The obligation of the Lender to make the First Loan is subject to the fulfillment to its reasonable satisfaction, or the waiver by the Lender, on the First Loan Date of each of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties of the Company in Article III hereof shall be (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the First Loan Date with the same force and effect as if they had been made on and as of the First Loan Date, except in the case of clause (y) for those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date).

(b) Compliance Certificate. The Company shall have delivered to the Lender a certificate of the Company's Manager, dated the First Loan Date, certifying to the fulfillment of the conditions specified in subsection (a) of this Section 4.1.

(c) No Impediments. No statute, judgment, order or decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of the Lender to exercise full rights of ownership of the Notes.

(d) Legal Investment. The purchase of the Note by the Lender hereunder shall be legally permitted by all statutes, rules and regulations to which the Lender and the Company are subject.

(e) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are now required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

(f) Issuance Taxes. All taxes imposed by law in connection with the initial issuance, sale and delivery of the Note shall have been fully paid by the Company, and all laws imposing such taxes shall have been fully complied with at the time of such issuance.

(g) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been taken, and the Lender shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the transaction contemplated hereby as it may reasonably request.

(h) Opinion of Counsel. The Lender shall have received the opinion of Stroock & Stroock & Lavan, LLP, counsel for the Company, dated the First Loan Date, substantially with respect to the matters set forth on Exhibit C attached hereto .

(i) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement, issue the Note and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

(j) Delivery. The Company shall have delivered to the Lender (i) the Note, (ii) the Security Agreement, (iii) a certified copy of the LLC Agreement and (iv) a signed UCC-1 covering the Collateral (as such term is defined in the Security Agreement).

(k) Ascent Loan Agreement. Ascent shall have complied in all respects with the Conditions Precedent to the First Loan as set forth in the Ascent Loan Agreement and the full amount of the First Loan will, immediately upon receipt, be used solely to fund the initial loan under the Ascent Loan Agreement.

4.2 Conditions Precedent to Each Loan. The obligation of the Lender to make any Loan other than the First Loan is subject to the fulfillment to its reasonable satisfaction, or the waiver by the Lender, on or prior to the applicable Loan Date of each of the following conditions:

(a) The conditions set forth in subsections (c), (d), and (e) of Section 4.1 remain fulfilled or waived by Lender.

(b) No event has occurred and is continuing, or would result from the Loan being made on such date, which constitutes a Default or an Event of Default.

(c) The Borrower shall have delivered to the Lender a copy of a Notice of Borrowing issued by Ascent to the Borrower under the Ascent Loan Agreement requesting a loan in the principal amount of the Loan..

(d) The Lender shall be reasonably satisfied that the proceeds of the Loan being made will be used as set forth in Section 6.1.

(e) (i) Ascent shall have given the Company a valid Notice of Borrowing under the Ascent Loan Agreement in all respects (including amount) identical to the notice given hereunder; (ii) Ascent shall have complied in all respects with the Conditions Precedent to the Company's obligation to make such Loan under the Ascent Loan Agreement and (iii) the full amount of said Loan will be used immediately upon receipt solely to fund a loan under the Ascent Loan Agreement.

4.3 Cooperation. The Lender shall take all reasonable steps and use all reasonable efforts necessary or desirable, and shall cooperate with the Company to enable it, to obtain, as promptly as practicable, all approvals, authorizations, certificates, consents and clearances required to consummate the transactions contemplated hereby and satisfy the conditions set forth in Sections 4.1 and 4.2.

ARTICLE V

[Intentionally Omitted]

ARTICLE VIAFFIRMATIVE COVENANTS OF THE COMPANY

Subject to Section 6.4 hereof, the Company hereby covenants and agrees:

6.1 Use of Proceeds. The Company shall use all the proceeds received from the Loans to make loans to Ascent pursuant to the Ascent Loan Agreement.

6.2 Mandatory Prepayments Under the Ascent Loan Agreement. Concurrently with receipt thereof (subject only to delays outside of the Company's control due to fund transfers), the Company will pay to the Lender any amounts received by the Company of the Ascent Loan Agreement.

6.3 Certain Rights of Holder. The Company hereby irrevocably assigns to the Lender its rights as a "Holder" under the Ascent Loan Agreement to give the demand for repayment permitted under Sections 2.5 and 2.6 of the Ascent Loan Agreement; provided that if the Lender fails to give such demand on or before the Business Day prior to the last Business Day on which such notice may be properly given, the Company may give such demand. The Company shall promptly forward to the Lender any notice received by it pursuant to the terms of Section 2.5 of the Ascent Loan Agreement.

6.4 Further Assurances. From time to time the Company shall execute and deliver to Lender such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by Lender in order to implement or effectuate the terms and provisions of this Agreement.

6.5 Termination. The covenants and agreements of the Company set forth in this Article VI shall terminate and be of no further force or effect at such time as no principal or interest on the Note is outstanding or payable and no amounts may be borrowed pursuant to this Agreement.

6.6 Extension of Maturity Date. The Company agrees not to extend the Maturity Date under the Ascent Loan Agreement, and the Maturity Date shall not be extended hereunder, beyond December 31, 2001, unless at the time of such extension: (a) the Company has purchased the Additional Shares (as defined in and required by Section 2.1 of the Fifth Amendment) as requested by Ascent pursuant to the Fifth Amendment and (b) as investment bank, commercial bank, business broker or comparable entity is engaged in representing Ascent in connection with the process required by Section 6.4 of the Ascent Loan Agreement.

ARTICLE VIINEGATIVE COVENANTS

Subject to Section 7.9 hereof, the Company hereby covenants and agrees that it will not, will not agree to and will not suffer or permit any Subsidiary of the Company to, do any of the following without the consent of the Requisite Holders:

7.1 Borrowed Money Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, or become or remain liable with respect to any Borrowed Money Indebtedness, except the Note.

7.2 Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that the Company any Subsidiaries of the Company may create or suffer to exist Permitted Liens.

7.3 Contingent Liabilities. Directly or indirectly guarantee the performance or payment or, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person, except for the endorsement of checks or other negotiable instruments in the ordinary course of business.

7.4 Mergers, Consolidations and Dispositions and Acquisitions of Assets. In any single transaction or series of related transactions, directly or indirectly:

(a) liquidate or dissolve;

(b) be a party to any merger or consolidation unless (i) no Default or Event of Default has occurred that is then continuing; (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (iii) the Company, or the Subsidiary, if any, is the surviving Person; and (iv) the Holders are given at least twenty (20) days prior notice of such merger or consolidation or such lesser number of days as is practicable;

(c) sell, convey or lease all or substantially all of its assets, except for the sale of property in the ordinary course of business; or

(d) pledge, transfer or otherwise dispose of any equity interest in any of its Subsidiaries, if any exist, or issue or permit any of its Subsidiaries, if any exist, to issue any additional equity interests except to the Company or another of its Subsidiaries. Nothing in this Agreement shall prohibit the Company from selling obsolete equipment or from replacing used equipment in the ordinary course of business.

7.5 Nature of Business. Engage in any business other than lending the proceeds of Loans to Ascent pursuant to the Ascent Loan Agreement, enforcing its rights under the Ascent Loan Agreement and investing in securities of Ascent pursuant to the Fifth Amendment.

7.6 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or investment, except Permitted Investments.

7.7 Organizational Documents. Amend, modify, restate or supplement the LLC Agreement if such action could reasonably be expected to adversely affect the rights of the Lender under this Agreement.

7.8 Subsidiaries. Form, create or acquire any Subsidiary.

7.9 Ascent Agreements. Amend, modify or waive any conditions under the Ascent Loan Agreement or sell, transfer or permit any third party to, or have the power to, exercise any rights thereunderor under the Ascent Security Agreement (including, without limitation, the Company's rights as a "Holder" as that term is defined under the Ascent Loan Agreement) or, upon default by Ascent under the Ascent Loan Agreement, fail to promptly (i) give Lender notice of said default and (ii) take all action upon default permitted under the Ascent Loan Agreement or under the Ascent Security Agreement which is requested by Lender.

7.10 Termination. The covenants and agreements of the Company set forth in this Article VII shall terminate and be of no further force or effect at such time as no principal or interest on the Note is outstanding or payable and no amounts may be borrowed pursuant to this Agreement.

ARTICLE VIIIDEFAULTS AND REMEDIES

8.1 Events of Default. An "Event of Default" occurs if:

(a) the Company defaults in the payment of interest on the Note when the same becomes due and payable and such default continues for a period of 5 Business Days;

(b) the Company defaults in the payment of the principal of the Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(c) the Company defaults in the performance of any covenants under Article VII of this Agreement;

(d) the Company fails to comply with any of the provisions of this Agreement (other than Article VII) or the Security Agreement or breaches a representation or warranty in the Security Agreement and such failure or breach continues for 20 Business Days after notice from the Requisite Holders;

(e) any representation or warranty of the Company under this Agreement shall prove to have been incorrect in any material respect when made or the representations and warranties of the Company under Sections 3.9 or 3.10 are or become incorrect at any time during the term of this Agreement;

(f) there exists an outstanding unsatisfied final judgment which, either alone or together with other outstanding unsatisfied final judgments against the Company, exceeds an aggregate of $200,000 (to the extent not covered by insurance) and such judgment shall have continued undischarged or unstayed for 20 Business Days after entry thereof;

(g) the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commenced a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case,

(ii) appoints a custodian of the Company for all or substantially all of its property, or

(iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days.

(i) there is a default under the Ascent Loan Agreement.

8.2 Acceleration. If an Event of Default occurs and is continuing, the Requisite Holders by notice to the Company, may declare the principal of and any accrued interest on the Note to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 8.1(g) or (h) occurs, all unpaid principal and accrued interest on the Note then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

8.3 Other Remedies. Notwithstanding any other provision of this Agreement, if an Event of Default occurs and is continuing, any Holder may pursue any available remedy by proceeding at law or in equity to collect the principal of or interest then due on the Note held by such Holder. Without limiting the foregoing, the Company, the Parent and the Lender acknowledge and agree that the respective remedies of the Company, the Parent, the Lender and any other Holder at law for a breach or threatened breach of any of the provisions of this Agreement or the Subordination Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by the Company, the Parent, the Lender or any Holder of any of the provisions of this Agreement, or the Subordination Agreement, in addition to any remedies specified herein, at law or otherwise, any party hereto and any Holder, without posting any bond shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, provided that no Holder shall be entitled to specific performance of the provisions of Section 6.5 hereof.

A delay or omission by any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

8.4 Waiver of Past Defaults. Any past Default or Event of Default and its consequences may be waived in accordance with Section 10.1. When a Default or an Event of Default is waived, it is cured and ceases.

ARTICLE IXRESTRICTIONS ON TRANSFER

9.1 Securities Laws Restrictions on Transfer. The Note shall not be sold or transferred unless either (a) they first shall have been registered under the Securities Act or (b) the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such a transfer is exempt from the registration requirements of the Securities Act.

9.2 Restrictive Legend. Each Note shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

The foregoing legend may be removed after the second anniversary of the later of the last date upon which the Company or any Affiliate of the Company was the owner of such Security (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision).

9.3 Additional Restrictions.

(a) This Agreement, the Note and the rights and obligations hereunder and thereunder may be transferred or assigned by a Holder to an affiliate of such Holder, to another Holder, if any, or to any Person acquiring a Note having a principal amount equal to at least 25% of the aggregate principal amount of the Note or Notes then outstanding; provided, however, that the transferee provides written notice of such assignment to the Company stating its name and address and the principal amount of the Note with respect to which such rights are being assigned; and provided further, that the Company receives the written instrument provided in subparagraph (b) below. Any transferee to whom a transfer is made in accordance with the immediately preceding sentence shall be deemed a Holder for purposes of this Agreement.

(b) Any transferee (other than a Holder) to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a party hereto, including without limitation the obligations imposed upon Holders pursuant to Section 11.8.

(c) A transferee to whom such rights are transferred pursuant to this Section 9.3 may not again transfer such rights to any other Person, other than as provided in this Section 9.3.

ARTICLE XAMENDMENT, SUPPLEMENT AND WAIVER

10.1 With Consent of Holders of the Note. Except as provided below in this Section 10.1, no provision of this Agreement or the Note may be amended, supplemented or waived without the consent of the Requisite Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Note) and the Company, and no existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Note, other than a payment default resulting from an acceleration that has been rescinded) and no compliance with any provision of this Agreement or the Note may be waived without the consent of the Requisite Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase, of the Note). Except as provided below in this Section 10.1, without the consent of the Holders holding at least 75% in principal amount of the Note then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Note) and the Company, no provisions of Article II hereof may be amended, supplemented or waived in a manner that adversely affects the rights of any Holder.

It shall not be necessary for the consent of the Holders of the Note under this Section 10.1 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of the Note a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Notwithstanding the foregoing, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 10.1 may not (with respect to the Note held by a non-consenting Holder):

(a) reduce the principal amount of the Note;

(b) reduce the principal of or change the fixed maturity of the Note or alter or waive any of the provisions with respect to the conversion of the Note;

(c) reduce the rate of or change the time for payment of interest, including default interest, on the Note;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Note (except a rescission of acceleration of the Note by the Requisite Holders and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Note;

(f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of the Holders of the Note to receive payments of principal of or interest on the Note; or

(g) make any changes in the foregoing amendment and waiver provisions.

ARTICLE XIMISCELLANEOUS

11.1 Notices. All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

if to the Lender, to:

Alpharma, Inc.

One Executive Drive

Fort Lee, New Jersey 07024

Attention: President

with a copy to:

Alpharma, Inc.

One Executive Drive

Fort Lee, New Jersey 07024

Attention: Chief Legal Officer

If to the Company, to:

FS Ascent Investments LLC

c/o FS Private Investments LLC

55 East 52nd Street

New York, New York 10055-0002

Attention: James L. Luikart

with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention: Melvin Epstein, Esq.

If to a Holder other than the Lender, to the address provided to the Company pursuant to Section 9.3.

Any party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

11.2 Duplicate Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

11.3 Governing Law. The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Agreement and the Securities.

11.4 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

11.5 Successors and Assigns. All agreements of the Company in this Agreement and the Securities shall bind its successors and assigns. All agreements of the Lender in this Agreement shall bind its successors and assigns.

11.6 Separability. In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.7 Headings, etc. The Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

11.8 Confidentiality. The Lender and each other Holder agree that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Holder may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Holder pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public (other than as a result of a breach of this Section 11.8 by such Holder); provided, however that a Holder may disclose such information if required by law, provided that the Holder provides prior written notice to the Company of such proposed disclosure and takes reasonable steps to avoid and/or minimize the extent of any such required disclosure. The Lender and each other Holder further acknowledge and agree that certain of the confidential, proprietary or secret information which it may obtain hereunder may be material non-public information and that neither it nor any of its Affiliates shall engage in any acquisition, disposition or other similar transaction involving the Company's securities on the basis of, or at such time as such Holder possesses, such material non-public information.

11.9 Parent Guarantee. The Parent hereby guaranties all obligations of the Lender, monetary or otherwise, under this Agreement.

11.10 Lender Representation and Warranties . Lender hereby represents and warrants to the Company that (i) it is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company, (iii) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, (iv) it is acquiring the Note for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof; nor with any present intention of distributing or selling the same; and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, (v) it understands that the Note has not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Notes except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws.

11.11 Third Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and their respective and permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that Ascent shall have the right of, and may enforce, the Company's rights under Article 2.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above set forth.

FS ASCENT INVESTMENTS LLC

By: FS PRIVATE INVESTMENTS, LLC,

MANAGER

By: /s/ James L. Luikart

Name: James L. Luikart

Title: Managing Member

ALPHARMA USPD INC.

By: /s/ Thomas L. Anderson Name: Thomas L. Anderson

Title: President

ALPHARMA INC.

By: /s/ Thomas L. Anderson

Name: Thomas L. Anderson

Title: Vice President

Exhibit A

Note

Wilmington, Massachusetts

January 2, 2001

Up to $6,250,000

FOR VALUE RECEIVED, the undersigned, FS ASCENT INVESTMENTS LLC, a Delaware limited liability company (the "Company"), HEREBY PROMISES TO PAY to the order of ALPHARMA USPD INC., a Maryland corporation (the "Lender") in lawful money of the United States of America in immediately available funds, the amount of $6,250,000 or, if less, the aggregate unpaid amount of all Loans made to the undersigned under the "Loan Agreement" (as hereinafter defined). Schedule A attached hereto and incorporated herein by reference records (i) the date and amount of each Loan hereunder, (ii) the date and amount of any interest payments due hereunder and (iii) the date and amount of any principal and interest payments made by the Company hereunder; provided , however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of this Note. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

The Note is issued pursuant to that certain Loan Agreement dated as of December 29, 2000 by and between the Company, the Lender and Alpharma Inc., a Delaware coporation (including all annexes, exhibits and schedules thereto and as amended, modified, restated or supplemented from time to time (the "Loan Agreement")), and is entitled to the benefit and security of the Loan Agreement. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

1. Interest and Principal Payments. The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement.

2. Default and Remedies. Subject to the requirements of Section 8.2 of the Loan Agreement, upon and after the occurrence of any Event of Default, this Note may, as provided in the Loan Agreement, be declared, and immediately shall become, due and payable.

3. Legends.

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY STATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

The foregoing legend may be removed after the second anniversary of the last date upon which the Company or any Affiliate of the Company was the owner of such Security (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision).

4. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

FS ASCENT INVESTMENTS LLC

By: FS PRIVATE INVESTMENTS, LLC,

MANAGER

By: ______________________________

Name: James L. Luikart

Title: Managing Member

Schedule A to the Note of

FS Ascent Investments LLC

Dated January 2, 2001

Exhibit B

Form of Notice of Borrowing

Reference is made to that certain Loan Agreement dated as December 29, 2000 by and among FS Ascent Investments LLC (the "Company"), Alpharma USPD Inc. (the "Lender") and Alpharma Inc. (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Loan Agreement"). Capitalized terms used herein without definition are so used as defined in the Loan Agreement.

The Company hereby gives irrevocable notice, pursuant to Section 2.3(a) of the Loan Agreement, that it requests a Loan under the Loan Agreement and in that connection sets forth below the terms on which such Loan is requested to be made:

(A) Date of Borrowing

(which is a Business Day) __________________________________________________

(B) Principal Amount of Loan ________________________________________________

(C) Funds are requested to be disbursed

to the Company account with ________________________________________________

Account No. _________________________

(D) Use of Proceeds:

The Company shall indemnify the Lender against any loss, cost or expense including, without limitation, the cost of Lender funds on its credit facilities, incurred by the Lender as a result of the Loan requested in this Notice of Borrowing (other than any Notice of Borrowing delivered pursuant to Section 2.6 of the Loan Agreement) not being made if such Loan is not made by the Lender because the conditions precedent to such Loan as set forth in Section 4.1 or 4.2 of the Loan Agreement were not satisfied or waived.

IN WITNESS WHEREOF, the Company has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer as of the date first set above.

FS ASCENT INVESTMENTS LLC

By: FS PRIVATE INVESTMENTS, LLC,

MANAGER

By: ______________________________

Name: James L. Luikart

Title: Managing Member

Exhibit C

Opinion of Stroock & Stroock & Lavan LLP

1. The Company is a limited liability company existing and in good standing under the Limited Liability Company Act of the State of Delaware.

2. The Company has the requisite corporate power and authority to execute, deliver and perform the Loan Agreement, the Security Agreement and the Fifth Amendment.

3. The Company has duly executed and delivered the Loan Agreement, the Security Agreement and the Fifth Amendment.

4. The Loan Agreement, the Security Agreement and the Fifth Amendment are valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms (subject to customary exceptions).

5. The Note has been duly authorized, executed, issued and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to customary exceptions).

6. The execution and delivery by the Company of the Loan Agreement, the Security Agreement and the Fifth Amendment and the performance of its obligations thereunder will not (a) constitute a violation of the Certificate of Formation of the Company or the LLC Agreement, (b) constitute a material violation by the Company of any statutory law or governmental regulation covered by this Opinion, or (c) breach, or result in a default under any existing obligation of the Company under any of its Other Specified Agreements. The term Other Specified Agreements means those agreements set forth on Schedule A attached hereto.

7. Except as provided on the schedule of Governmental Filings attached hereto as Schedule B, to our knowledge and based in part upon the representations of the Lender in the Loan Agreement, the Company was not required to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States federal court or governmental agency in order to obtain the right to enter into or perform under the Loan Agreement, the Security Agreement and the Fifth Amendment or to take any of the actions taken by it on or prior to this date to consummate the transactions contemplated thereby, except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been obtained or made prior to the date hereof, or as permitted to be made or obtained on or after the date hereof pursuant to the Loan Agreement, the Security Agreement and the Fifth Amendment and the exhibits and schedules thereto, respectively; and (ii) such consents, authorizations, approvals, orders, registrations or filings as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

8. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

9. The provisions of the Loan Agreement and the Security Agreement are effective to create, in favor of the Lender to secure the payment of the Loan, a valid security interest in the Collateral to the extent that such Collateral is property of a type subject to the UCC.